SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  February 23, 2001


              THE EMPIRE DISTRICT ELECTRIC COMPANY
       (Exact name of registrant as specified in charter)

                             Kansas
         (State or other jurisdiction of incorporation)

        1-3368                              44-0236370
 (Commission File Number)            (IRS Employer Identification Number)


 602 Joplin Street, Joplin, Missouri                         64801
 (Address of principal executive offices)                  (Zip Code)


 Registrant's telephone number, including area code: (417) 625-5100


                         Not applicable
 (Former name or former address, if changed since last report)

Item 5  Other Events

     On February 22, 2001, Empire District Electric Trust I, a wholly owned subsidiary of the Company, agreed to sell $50 million liquidation amount of 8 1/2% Trust Preferred Securities due March 1, 2031, in a public underwritten offering lead by A.G. Edwards & Sons, Inc. and Stifel, Nicolaus & Company,
Incorporated.  The offering is scheduled to close March 1, 2001.

     The Trust will use the proceeds from the sale of the Trust Preferred Securities to purchase junior subordinated debentures from the Company. The Company will add the net proceeds from the sale to the Trust of its junior subordinated debentures to its general funds and will repay short-term indebtedness.

     The Trust Preferred Securities are being offered to the public at 100% of the $25.00 liquidation amount per Preferred
Security. The Trust Preferred Securities are preliminary rated
BBB by Standard & Poor's and baa1 by Moody's.

     In the prospectus supplement relating to the Trust Preferred
Securities, the Company disclosed the following information under the heading "Recent Developments":

On November 3, 2000, Empire filed a request with the Missouri Public Service Commission for a general annual increase in rates of approximately $41.5 million for its Missouri electric customers. This request is to allow Empire to recover expenses resulting from significantly increased natural gas prices as well as resulting from the construction of its new State Line Combined Cycle Unit and other plant additions. The Missouri commission has scheduled an evidentiary hearing for May 29, 2001 through June 8, 2001. Any rate increase approved as a result of this filing would not become effective before late in the third quarter of 2001. Because of the expected timing of the decision with respect to this request, the continued high prices relative to historical levels of natural gas and the increased labor expenses associated with the construction of the State Line Combined Cycle Unit, on February 16, 2001, Empire filed a request with the Missouri commission for an interim rate increase of approximately $16.8 million for its Missouri electric customers. Empire is asking for this increase to be collected between March 1, 2001 and September 30, 2001. Empire cannot predict the extent of any increases which might be granted as a result of these filings. Empire anticipates that, assuming normal weather conditions and continued high natural gas prices, its earnings in 2001 are likely to decline until it receives adequate and timely rate relief as a result of the interim and permanent rate increases it is seeking as described above.

                            SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE EMPIRE DISTRICT ELECTRIC COMPANY


                              By      /s/ R. B. Fancher
                                Name:  R. B. Fancher
                                Title: Vice President - Finance

Dated:  February 23, 2001

                          Exhibit Index

Item 7.   Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed herewith:


 Exhibit
 Number             Description
   8                Opinion regarding tax matters of
                    Cahill Gordon & Reindel.